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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
CWCapital Realty Trust Inc.

        We consent to the use of our report dated November 3, 2008, with respect to the consolidated balance sheet of CWCapital Realty Trust Inc. as of September 8, 2008, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
New York, New York November 3, 2008

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  Exhibit 23.1